Exhibit 99

               Lease Descriptions

Name	County	Field	Acreage	No of Wells
Harrel D	Pratt	Sawyer	160	5
Keyes	Pratt	Sawyer	80	1
Thompson	Pratt	Sawyer	40	1
Mason	Pratt	Wildcat	120	4